                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-b(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                               FLORIDA BANKS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
                ------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies: ____________________

         2)       Aggregate number of securities to which transaction applies:
                  ____________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
                  _____________________________________________

         4)       Proposed maximum aggregate value of transaction:
                  ___________________________

         5)       Total fee paid:
                  ________________________________________________________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                  ________________________________________________

         2)       Form, Schedule or Registration Statement No.:
                  ______________________________

         3)       Filing Party:
                  __________________________________________________________

         4)       Date Filed:
                  __________________________________________________________


---------------------

             (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                               FLORIDA BANKS, INC.
                            4110 SOUTHPOINT BOULEVARD
                         SUITE 212, SOUTHPOINT SQUARE II
                           JACKSONVILLE, FLORIDA 32216


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 23, 1999


         The annual meeting of shareholders of Florida Banks, Inc. (the "Company") will be held on Friday, April 23, 1999 at 11:00 a.m., at the Clarion Hotel and Conference Center, 2101 Dixie Clipper Road, Jacksonville, Florida 32218, for the following purposes:

         (1) To elect three directors to the Board of Directors, to serve for a term of three years and until their successors are elected and qualified;

         (2) To approve the adoption of the Employee Stock Purchase Plan for the Company; and

         (3) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on March 12, 1999 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

         A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                        By Order of the Board of Directors,




                                        /s/ Charles E. Hughes, Jr.
                                        ----------------------------------------
                                        CHARLES E. HUGHES, JR.
                                        President and Chief Executive Officer


Jacksonville, Florida
March 25, 1999


         YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED
               PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT
                  THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                               FLORIDA BANKS, INC.
                            4110 SOUTHPOINT BOULEVARD
                         SUITE 212, SOUTHPOINT SQUARE II
                           JACKSONVILLE, FLORIDA 32216


                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 1999

                             -----------------------

                                 PROXY STATEMENT

                             -----------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Florida Banks, Inc. (the "Company") for the Annual Meeting of Shareholders to be held on Friday, April 23, 1999, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about March 25, 1999. The address of the principal executive offices of the Company is 4110 Southpoint Boulevard, Suite 212, Southpoint Square II, Jacksonville, Florida 32216.

         Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted for the election of the director nominees named below and for adoption of each of the proposals set forth in the accompanying notice of the meeting. Abstentions and broker non-votes will not be counted as votes either in favor of or against the proposal to approve the adoption of the Employee Stock Purchase Plan.

         The record of shareholders entitled to vote at the annual meeting was taken on March 12, 1999. On that date the Company had outstanding and entitled to vote 5,852,756 shares of common stock, $.01 par value per share (the "Common Stock"), with each share of Common Stock entitled to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 15, 1999 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock; (ii) each director of the Company;
(iii) each Named Executive Officer (as defined herein); and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the indicated shares.



                                                                SHARES
    NAME OF                                                  BENEFICIALLY          PERCENTAGE
BENEFICIAL OWNER                                              OWNED (1)            OF TOTAL (2)
----------------                                             ------------          ------------
Clay M. Biddinger.....................................           12,000(3)              *
P. Bruce Culpepper....................................            9,500(3)              *
Charles E. Hughes, Jr.................................          168,000(4)             2.8%
T. Stephen Johnson....................................          177,250(5)             3.0%
J. Malcolm Jones, Jr..................................           32,000(3)              *
Richard B. Kensler....................................            1,225                 *
W. Andrew Krusen, Jr..................................          131,284(6)             2.2%
Nancy E. LaFoy........................................           22,000(7)              *
Wilford C. Lyon, Jr...................................           22,000(3)              *
David McIntosh........................................            7,000(3)              *
John S. McMullen .....................................          247,250                4.2%
Don D. Roberts .......................................           13,000                 *
M.G. Sanchez..........................................          140,000(8)             2.4%
T. Edwin Stinson, Jr..................................          101,956(9)             1.7%
National Westminster Bank, PLC........................          309,250(10)            5.3%
                                                                                      ----
All directors and executive officers
  as a group (14 persons).............................        1,084,465(11)           17.6%

-----------------------

*        Less than 1% of outstanding shares.

(1) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date of this Proxy Statement. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Pursuant to the Rules of the Commission, certain shares of the Company's Common Stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2) The percentages are based upon 5,852,756 shares of Common Stock issued and outstanding as of March 15, 1999.
(3)      Includes 2,000 shares subject to immediately exercisable options.
(4) Includes 80,000 shares subject to immediately exercisable options. Although Mr. Hughes' options will become exercisable in equal amounts over eight years, if Mr. Hughes leaves the employment of the Company for any reason, all options will become immediately exercisable.

(5) Includes 70,000 shares subject to immediately exercisable options and 13,500 shares subject to immediately exercisable options granted to Mr. Johnson's wife. Includes 13,500 shares which are owned by Mr. Johnson's wife, 10,000 shares which are held by Mr. Johnson's wife as a custodian for their children, and 250 shares which are held by Mr. Johnson as a custodian for his nephew.
(6) Includes 42,000 shares subject to immediately exercisable options. Includes 16,645 shares which are held jointly with Mr. Krusen's wife; 53,096 shares which are held by a partnership, of which Mr. Krusen is the general partner; 16,214 shares which are held in trust for the benefit of Mr. Krusen's wife; and 3,329 shares which are held for Mr. Krusen's children in a trust, of which Mr. Krusen is the trustee.
(7)      Includes 12,000 shares subject to immediately exercisable options.
(8)      Includes 70,000 shares subject to immediately exercisable options.
(9)      Includes 101,291 shares held jointly with Mr. Stinson's spouse.
(10) Based on a Schedule 13G dated February 9, 1999 filed by National Westminster Bank, PLC. The Schedule 13G reports that it was filed by National Westminister Bank, PLC as the parent holding company for Gartmore Investment Ltd. The Company makes no representation as to the accuracy or completeness of the information reported. The business address of National Westminister Bank, PLC is 41 Lothbury London EC2P 2BP, England.
(11)     Includes 297,500 shares subject to immediately exercisable options.

         There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

         The Board of Directors of the Company consists of 11 directors, divided into three classes, with members of each class of directors serving for staggered three-year terms. The board members and classifications are as follows:



     CLASS I                                  CLASS II                              CLASS III
     -------                                  --------                              ---------
T. Stephen Johnson                        Clay M. Biddinger                    P. Bruce Culpepper
J. Malcolm Jones, Jr.                     Wilford C. Lyon, Jr.                 Charles E. Hughes, Jr.
Nancy E. LaFoy                            M. G. Sanchez                        David McIntosh
                                          T. Edwin Stinson, Jr.                W. Andrew Krusen, Jr.

         The term of the Class I directors will expire at the 1999 Annual Meeting of Shareholders. The Board of Directors has nominated T. Stephen Johnson, J. Malcolm Jones, Jr. and Nancy E. LaFoy for election as Class I directors of the Company. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THESE NOMINEES.

         Each of the nominees has consented to being named in this Proxy Statement and to serve as a director of the Company if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than three nominees. The affirmative vote of a plurality of all votes cast at the meeting by the holders of the Common Stock is required for the election of the three nominees standing for election. Management of the Company has no reason to believe that any nominee will not serve if elected.

         The following persons have been nominated by management for election to the Board of Directors as Class I directors to succeed themselves for a term of three years, expiring at the 2002 Annual Meeting of Shareholders, and until their successors are elected and qualified:

         T. STEPHEN JOHNSON, age 48, has served as a Class I Director of the Company since its inception and as its Vice Chairman since February 1998. Mr. Johnson has served as a director of Florida Bank, N.A., formerly First National Bank of Tampa (the "Bank") since its acquisition by the Company in August 1998. Mr. Johnson has served as the Chairman of the Board of T. Stephen Johnson & Associates, Inc. ("TSJ&A"), a financial services consulting firm, since its inception in 1987. TSJ&A specializes in mergers, acquisitions and regulatory consulting for financial institutions. Mr. Johnson currently serves as Chairman of the Board of Directors of NetB@nk, Inc. a publicly traded company. In addition, he is the principal owner of Bank Assets, Inc., a provider of benefit programs for directors and officers of banks.

         J. MALCOLM JONES, JR., age 46, has served as a Class I Director of the Company since April 1998. Mr. Jones has served as a director of the Bank since its acquisition in August 1998. Since 1997, Mr. Jones has been Senior Vice President of The St. Joe Company, a publicly traded real estate and timber company, and from 1995 to 1997, Mr. Jones served as The St. Joe Company's Vice President and Chief Financial Officer. Mr. Jones formerly served as President, Chief Executive Officer and Vice Chairman of the Board of FloridaBank, a Florida savings bank from 1990 to 1994. Mr. Jones also serves on the board of directors of Holmes Lumber Company.

         NANCY E. LAFOY, age 43, has served as a Class I Director of the Company since its inception and as a director of the Bank since its acquisition in August 1998. Prior to the acquisition of the Bank, Ms. LaFoy served as Secretary and Treasurer of the Company. Ms. LaFoy has served as Senior Vice President of TSJ&A since 1987. Prior to her service with TSJ&A, Ms. LaFoy served as Assistant Vice President with Wachovia Corporation in Atlanta, Georgia, formerly First National Bank of Atlanta, from 1984 to 1987. Ms. LaFoy has been involved in the banking industry since 1977.

         Each of the following persons is a member of the Board of Directors who is not standing for election to the Board this year and whose term will continue after the annual meeting of shareholders.

         M. G. SANCHEZ, age 64, has served as Chairman of the Board and a Class II Director of the Company since February 1998. Since the acquisition of the Bank, Mr. Sanchez has also served as Chairman of the Board of the Bank. Prior to his service with the Company, Mr. Sanchez worked independently as a bank management consultant, periodically performing contract work with TSJ&A. From 1986 to 1997, Mr. Sanchez served as President and Chief Executive Officer of The FBF Management Group, a provider of management consulting services to banks in Florida. Prior to his service with The FBF Management Group, from 1979 to 1986 Mr. Sanchez served as the President and Chief Executive Officer of First Bankers Corporation of Florida, a bank holding company with nine subsidiary banks in Florida that was acquired by First Union Corporation in 1986. Mr. Sanchez has also served as a Member of the Board of Directors for the Miami branch of the Federal Reserve Bank of Atlanta and a Member of the Governors Advisory Committee on Interstate Banking. Mr. Sanchez is also a past National President of Robert Morris Associates, the association of bank loan and credit officers. Mr. Sanchez serves on the Advisory Board at the College of Business at the University of Florida and is a former President of Gator Boosters, Inc. at the University of Florida.

         CHARLES E. HUGHES, JR., age 56, has served as President, Chief Executive Officer and a Class III Director of the Company since January 1998 and as President, Chief Executive Officer, and director of the Bank since its acquisition in August 1998. Prior to his service with the Company, Mr. Hughes served as Chairman of the Board, President and Chief Executive Officer of SouthTrust Bank of Florida, N.A. ("SouthTrust"). At SouthTrust, Mr. Hughes was responsible for negotiating bank acquisitions in Florida and overseeing the entire Florida operations for SouthTrust. Prior to joining SouthTrust, Mr. Hughes served as Executive Vice President and Chief Financial Officer of Baptist Health System, Inc., a hospital management corporation from 1990 to 1992. Prior to Baptist Health System, Inc., Mr. Hughes served as Executive Vice President of Florida National Banks of Florida, Inc. and President of Florida National Bank in Jacksonville from 1983 until Florida National Bank merged with First Union National Bank in 1990. Mr. Hughes is a past Chairman and a present member of the Board of Trustees of the Jacksonville Chamber of Commerce.

         CLAY M. BIDDINGER, age 42, has served as a Class II Director of the Company since April 1998 and as a director of the Bank since its acquisition in August 1998. Mr. Biddinger has also served as President, Chief Executive Officer and Director of Sun Financial Group, Inc., Tampa, Florida ("Sun") since its founding in 1981. In October 1995, Sun was sold to GATX Corporation, a publicly traded corporation. Since 1991, Mr. Biddinger has also served as Chairman of the Board and sole shareholder of CMB Holdings, Inc. In addition, since 1995 Mr. Biddinger has served as a Director of Centron DPL Company, a wholly-owned subsidiary of GATX Corporation. Mr. Biddinger is a member of the Executive Committee of Dominion Financial Group International, LDC, a merchant banking company which provides investment capital to various emerging business enterprises. Mr. Biddinger is the past Founding Chairman and a present member of the Council of Growing Companies. Mr. Biddinger also serves on the boards of various charitable organizations.

         P. BRUCE CULPEPPER, age 56, has served as a Class III Director of the Company since April 1998 and as a director of the Bank since its acquisition in August 1998. Mr. Culpepper has been an attorney with the Florida-based law firm of Akerman, Senterfitt & Eidson, P.A. since 1997. Prior to 1997, Mr. Culpepper was a partner with the law firm of Pennington, Culpepper, P.A. from 1992 to 1997.

         W. ANDREW KRUSEN, JR., age 50, served as Chairman of the Board of First National Bank of Tampa from 1991 until its acquisition by the Company in August 1998. Mr. Krusen has served as a Class III director of the Company and as a director of the Bank since August 1998. Since 1988, Mr. Krusen has served as Chairman of the Board of Dominion Energy and Minerals Corporation, an oil and gas concern, and is Chairman of the Executive Committee of Dominion Financial Group International LDC, a merchant banking company which provides investment capital to various emerging business enterprises. He also serves as a Director of General Group Holdings, Inc., a family controlled business involved in real estate development, construction, leasing and manufacturing. Mr. Krusen is also a director of publicly traded Northstar Energy Inc., Memry Corporation and Raymond James Trust Company.

         WILFORD C. LYON, JR., age 63, has served as a Class II Director of the Company since April 1998 and as a director of the Bank since its acquisition in August 1998. Prior to his service with the Company, Mr. Lyon served as Chairman of the Board and Chief Executive Officer of the Independent Insurance Group, Inc., a publicly traded company. Mr. Lyon retired from that position on February 29, 1996 when the company merged with the American General Corporation, a publicly traded company. Mr. Lyon has also served on the Board of Florida National Banks of Florida, Inc. from 1983 to 1990 when it merged with First Union National Bank of Florida; and thereafter he served on the Board of First Union National Bank of Florida until 1991. Mr. Lyon is active in community affairs, having served as Chairman of the Jacksonville Chamber of Commerce, and Past-District Governor of Rotary International.

         DAVID MCINTOSH, age 52, has served as a Class III Director of the Company since April 1998 and as a director of the Bank since its acquisition in August 1998. Mr. McIntosh has served as the Chief Executive Officer of Fire Protection, Inc. since July 1998. From 1984 until 1998, Mr. McIntosh served as the Chief Executive Officer of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A., a 150 attorney law firm based in West Palm Beach, Florida. Mr. McIntosh serves on the Board of Directors of U.S. Diagnostic, Inc., a publicly held company. Over the past two years, Mr. McIntosh has served as Chairman of the Governor's Task Force on Telecommunications, Chairman of the Florida Intangible Tax Task Force, Chairman of Florida TaxWatch and Chairman of the Advisory Board of the College of Business at Florida Atlantic University. Since 1980, Mr. McIntosh has served as a member of the Board of Directors of the University of Florida Foundation and is also a past President of the Foundation.

         T. EDWIN STINSON, JR., age 46, served as Executive Vice President, Chief Operating Officer and as a director of First National Bank of Tampa from 1993 until its acquisition by the Company in August 1998. Mr. Stinson has served as a Class II director of the Company and as its Chief Financial Officer, Secretary and Treasurer since the acquisition of the Bank in August 1998. Prior to his service with the Bank, Mr. Stinson served as the President of Florida State Bank and Emerald Coast State Bank in Northwest Florida. Mr. Stinson has been involved in the banking industry since 1978.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, except that two Statements of Changes in Beneficial Ownership (Form 4s) for Mr. Roberts were inadvertently filed late.

         Although it is not the Company's obligation to make filings pursuant to
Section 16 of the Securities Exchange Act of 1934, the Company has adopted a policy requiring all Section 16 reporting persons to report monthly to the Chief Financial Officer of the Company as to whether any transactions in the Company's Common Stock occurred during the previous month.


                       MEETINGS OF THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

         The Board of Directors held six meetings and acted 14 times by unanimous written consent during the year ended December 31, 1998. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served. The Company's Board of Directors has three standing committees -- the Executive Committee, the Audit Committee, and the Compensation Committee, each of which was established in May 1998. The Board of Directors does not have a standing nominating committee, such function being reserved to the full Board of Directors.

         The Executive Committee presently consists of M.G. Sanchez, T. Stephen Johnson, Charles E. Hughes, Jr., J. Malcolm Jones, Jr. and Wilford C. Lyon, Jr. The Executive Committee exercises the authority of the Board of Directors in accordance with the By-Laws of the Company between regular meetings of the Board of Directors. The Executive Committee did not hold any meetings in 1998.

         The Audit Committee presently consists of David McIntosh, P. Bruce Culpepper, Nancy E. LaFoy and Wilford C. Lyon. The Audit Committee has been assigned the principal function of reviewing the internal and external financial reporting of the Company, reviewing the scope of the independent audit and considering comments by the auditors regarding internal controls and accounting procedures and management's response to these comments. The Audit Committee held one meeting during 1998.

         The Compensation Committee presently consists of Clay M. Biddinger, David McIntosh and P. Bruce Culpepper. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management. The Compensation Committee held one meeting during 1998.

                               EXECUTIVE OFFICERS

         The executive officers of the Company are as follows:


         NAME                              AGE             POSITION HELD
         ----                              ---             -------------
         Charles E. Hughes, Jr.            56              President and Chief Executive Officer
         T. Edwin Stinson, Jr.             46              Chief Financial Officer, Secretary and Treasurer
         Richard B. Kensler                48              Chief Credit Officer

         Executive officers are appointed by the Board of Directors of the Company and hold office at the pleasure of the Board. Executive officers devote their full time to the affairs of the Company. See "Election of Directors" for information with respect to Charles E. Hughes, Jr. and T. Edwin Stinson, Jr.

         RICHARD B. KENSLER, age 48, has served as the Chief Credit Officer of the Company since April 1998. Prior to his service with the Company, Mr. Kensler had served as a senior credit officer for Signet Banking Corporation since 1987. Mr. Kensler's banking career began in the Florida market when he served as an Assistant Vice President and Special Assets Manager for Sun Banks of Florida, Inc. in Orlando from 1972 to 1980.

         CERTAIN SIGNIFICANT EMPLOYEES

         DONALD D. ROBERTS, age 50, has served as President of the Jacksonville Market since April 1998. Prior to his service with the Company, Mr. Roberts served as President and Chief Executive Officer of Barnett Bank, N.A., Lake County, Florida since 1993. Prior to his service in Lake County, he served as President and Chief Executive Officer of Barnett Bank of Atlanta from 1990 through 1994. During his 13 year tenure with Barnett Banks, he served in several positions, including Executive Vice President in charge of the Corporate Banking Group.

         CYNTHIA P. RUNNION, age 50, has served as Senior Vice President, Human Resources, of the Company since November 1998. Prior to her service with the Company, Ms. Runnion served as Vice President, Human Resources, with Bombardier Capital from 1997 to 1998. From 1989 to 1997, Ms. Runnion served as Vice President, Human Resources with Independent Insurance Co.

         MARK WALKER, age 43, has served as President of the Alachua County Market since October 1998. Prior to his service with the Company, Mr. Walker served as President of Barnett Bank, N.A., Alachua County, Florida since 1989. Mr. Walker has served in various positions with Barnett Banks, Inc. for 20 years.

         DOUGLAS A. TUTTLE, age 40, has served as President of the Tampa Market since March 15, 1999 and as Executive Vice President and Senior Lender of the Bank since August 1998. Prior to his services with the Company, Mr. Tuttle served as Senior Vice President of the commercial lending division of SouthTrust Bank of Florida since 1999. Mr. Tuttle's past banking experience includes management positions with Barnett Bank of Tampa, First Florida Banks and Florida National Bank.

         JOSEPH M. WHEELER, age 49, has entered into an employment agreement to serve as the President of the Pinellas County Market upon the opening of the Bank's office in Pinellas County, which is scheduled to occur in May 1999. Prior to his service with the Company, Mr. Wheeler served as Chief Executive Officer of SouthTrust Bank of Florida in Tallahassee since 1996 and as Executive Vice President of Barnett Bank of Suncoast from 1993 to 1996. From 1982 to 1993, Mr. Wheeler served as Executive Vice President of Barnett Bank of Pinellas County. Mr. Wheeler has over 25 years of banking experience in Florida.

                             EXECUTIVE COMPENSATION

         The following table presents certain summary information for the fiscal year ended December 31, 1998 concerning compensation earned for services rendered in all capacities by the Company's Chief Executive Officer and the other most highly compensated executive officers of the Company or of the Company's subsidiaries (the "Named Executive Officers") whose total annual salary and bonus exceeded $100,000 during fiscal 1998.


                           SUMMARY COMPENSATION TABLE
                             FOR FISCAL YEAR 1998(1)





                                          ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                          -------------------              ----------------------
                                                                           Restricted    Securities
         Name and                                          Other Annual      Stock       Underlying         All Other
    Principal Position           Salary          Bonus     Compensation     Award(s)    Options/SARs       Compensation
    ------------------           ------          -----     ------------     --------    ------------       ------------
Charles E. Hughes, Jr.         $223,783        $150,000        --              --           80,000         $   923(2)
  President and Chief
  Executive Officer
  and Director
T. Edwin Stinson, Jr.          $168,480(3)      $37,647        --              --           40,000          $8,704(4)
  Chief Financial
  Officer and Director
Richard B. Kensler              $92,338(5)      $36,667    $19,402(6)          --           20,000         $   693(7)
  Chief Credit Officer
Don D. Roberts                 $166,206(8)      $43,333        --              --           20,000              --
  President of
  Jacksonville
  Market
John S. McMullen               $159,468           --           --           $23,240            --            $8,699(10)
  President of
  Tampa Market(9)

--------------------


(1) Prior to the fiscal year beginning January 1, 1998, the Company was in the development stage and the Company did not pay any compensation to any of its employees.
(2) Represents income recognized from payment of insurance premiums on behalf of Mr. Hughes.
(3) Includes $27,646 paid as relocation expense in connection with Mr. Stinson's relocation to Jacksonville.
(4) Includes $4,510 as income recognized from payment of insurance premiums on behalf of Mr. Stinson and $4,194 which represents the Bank's matching contribution under the Bank's 401(k) Plan during the last fiscal year.
(5) Includes $13,851 paid as relocation expense in connection with Mr. Kensler's relocation to Jacksonville.
(6) Includes $14,302 in membership dues paid on behalf of Mr. Kensler and $5,100 for Mr. Kensler's automobile allowance.
(7) Represents income recognized from payment of insurance premiums on behalf of Mr. Kensler.
(8) Includes $57,093 paid as relocation expense in connection with Mr. Roberts' relocation to Jacksonville.

(9) Mr. McMullen retired from his position as President of the Tampa market and as a member of the Board of Directors effective March 15, 1999.
(10) Includes $4,799 as income recognized from payment of insurance premiums on behalf of Mr. McMullen and $3,900 which represents the Bank's matching contribution under the Bank's 401(k) Plan during the last fiscal year.

EMPLOYMENT AGREEMENTS

         In January 1998, Charles E. Hughes, Jr. entered into an employment agreement (the "Employment Agreement") with the Company which provides that Mr. Hughes will serve as the President and Chief Executive Officer of the Company and the Bank. Mr. Hughes also serves as a member of the Board of Directors of the Company and the Bank. The Employment Agreement has a three-year term and provides for an annual base salary of $250,000. In addition, the Board has issued an option to Mr. Hughes to purchase 80,000 shares of Common Stock at the initial public offering price of the Common Stock sold in the Company's initial public offering. This option is exercisable for a period of ten years.

         In the event of a "change in control" of the Company (as defined in the Employment Agreement), Mr. Hughes will be entitled to give written notice to the Company of termination of the Employment Agreement and to receive a cash payment equal to approximately 300% times the compensation received by Mr. Hughes in the one-year period immediately preceding the change in control. In addition, if Mr. Hughes elects to terminate the Employment Agreement pursuant to a change in control, Mr. Hughes will further be entitled, in lieu of shares of Common Stock issuable upon the exercise of options to which Mr. Hughes is entitled, an amount in cash or Common Stock equal to the excess of the fair market value of the Common Stock as of the date of closing of the transaction effecting the change of control over the per share exercise price of the options held by Mr. Hughes, times the number of shares of Common Stock subject to such options.

         The Employment Agreement may be terminated by the Board of Directors without notice and without further obligation than for monies already paid, if Mr. Hughes is terminated for Cause (as that term is defined in the Employment Agreement). Upon thirty days' written notice to Mr. Hughes, the Bank may terminate the Employment Agreement without Cause upon the condition that Mr. Hughes will be entitled to the same compensation as he would have been entitled to receive in the event of a change of control of the Company. Likewise, Mr. Hughes may upon thirty days' written notice to the Company terminate the Employment Agreement without Cause. In the event of termination by Mr. Hughes, the Company will have no further obligation than for monies paid and the Company shall be entitled to enforcement of the non-compete and non-solicitation provisions. In the event of Mr. Hughes' death, the Company will pay to Mr. Hughes' designated beneficiary an amount equal to Mr. Hughes' base salary through the end of the month in which Mr. Hughes' death occurred. The Employment Agreement also provides a non-compete provision which provides that in the event of termination of employment under the Employment Agreement by Mr. Hughes pursuant to the giving of notice by Mr. Hughes, Mr. Hughes has agreed that for a period of twelve months after such termination date, Mr. Hughes shall not, without the prior written consent of the Company, within Duval County, Florida either directly or indirectly, serve as an executive officer of any bank, bank holding company or other financial institution. The Employment Agreement further obligates Mr. Hughes to protect the confidentiality of the Company's information following termination of his employment.

         The Company has also entered into employment agreements with Mr. Stinson and Mr. Kensler. Mr. Stinson's employment agreement provides that he will serve as Chief Financial Officer of the Company for a three year term expiring on August 4, 2001. Mr. Stinson's employment agreement provides for an annual base salary of $117,000 and the grant of options to purchase 40,000 shares of Common Stock at the initial public offering price. Mr. Kensler's employment agreement provides that he will serve as Chief Credit Officer of the Company for a three year term expiring August 14, 2001. Mr. Kensler's employment agreement provides for an annual base salary of $110,000 and the grant of options to purchase 20,000 shares of the Common Stock at the initial public offering price. In the event of a "change in control," both agreements provide that Mr. Stinson and Mr. Kensler may elect to give written notice to the Company of termination of their respective agreements and to receive a cash payment equal to approximately 300% times the compensation received by them in the year preceding the change in control. Each of Mr. Stinson's and Mr. Kensler's agreements contain a non-compete provision which provides that in the event of termination by the executive, Mr. Stinson and Mr. Kensler have agreed for a period of twelve months that neither will serve as an executive officer of any bank, bank holding company or financial institution in the surrounding counties.

COMPENSATION OF DIRECTORS

         Directors of the Company and the Bank will not receive any compensation based on their attendance at board meetings until the Bank becomes profitable for two consecutive quarters. In August 1998, certain of the non-employee directors of the Company were granted immediately exercisable stock options under the 1998 Plan to purchase 2,000 shares. The options are exercisable at the initial public offering price of $10.00 and will expire ten years from the date of grant. In addition, members of the Board of Directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at Board meetings. The members of the local advisory boards of directors receive compensation of $200 per meeting attended and annual stock option awards of 1,000 which are exercisable at fair market value.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors is currently comprised of Clay M. Biddinger, P. Bruce Culpepper and David McIntosh. None of the members of the Compensation Committee served as an officer or employee of the Company or any of its subsidiaries during fiscal 1998. There were no material transactions between the Company and any of the members of the Compensation Committee during fiscal 1998.

401(K) PROFIT SHARING PLAN

         The Company maintains a 401(k) Profit Sharing Plan (the "401(k) Plan") which is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). In general, all employees of the Company who have completed three months of service and have attained age 21 are eligible to participate. The 401(k) Plan includes a salary deferral arrangement pursuant to which participants may contribute, subject to certain Code limitations a maximum of 15% of their salary on a pre-tax basis (up to $10,000 per year). Subject to certain Code limitations, the Company may make both matching and additional contributions at the discretion of the Board of Directors of the Company each year. To date, no contributions have been made by the Company to the 401(k) Plan. A separate account is maintained for each participant in the 401(k) Plan. The portion of a participant's account attributable to his or her own contributions is 100% vested. Distributions from the 401(k) Plan are made in the form of a lump-sum cash payment.

STOCK OPTION PLAN

         In March 1998, the Board of Directors adopted the 1998 Stock Option Plan (the "Plan") to promote the Company's growth and success. The Plan was approved by the shareholders on June 4, 1998. Options may be granted under the Plan to the Company's directors, officers and employees as well as certain consultants and advisors. The Plan currently provides for the grant of incentive and non-qualified stock options to purchase up to 900,000 shares of Common Stock at the discretion of the Board of Directors of the Company or a committee designated by the Board of Directors to administer the Plan. The option exercise price of incentive stock options must be at least 100% (110% in the case of a holder of 10% or more of the Common Stock) of the fair market value of the stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Plan. Incentive stock options granted pursuant to the Plan will expire on or before (1) the date which is the tenth anniversary of the date the option is granted, or (2) the date which is the fifth anniversary of the date the option is granted in the event that the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company. Options granted under the Plan typically vest over a period of four to five years. As of March 15, 1999, options to purchase 481,698 shares of Common Stock were outstanding pursuant to the Plan.

         The following table provides certain information concerning individual grants of stock options under the Company's 1998 Stock Option Plan made during the year ended December 31, 1998 to the Named Executive Officers:



                                              OPTION GRANTS IN LAST FISCAL YEAR

                                                              INDIVIDUAL GRANTS
                                                              -----------------
                                                 % OF TOTAL                                     POTENTIAL REALIZABLE VALUE AT
                                                  OPTIONS                                          ASSUMED ANNUAL RATES OF
                                                 GRANTED TO      EXERCISE                       STOCK PRICE APPRECIATION FOR
                                   OPTIONS      EMPLOYEES IN      PRICE                                OPTION TERMS(1)
                                   GRANTED         FISCAL         ($ PER        EXPIRATION       ----------------------------
NAME                                 (#)            YEAR          SHARE)           DATE             5%                10%
----                               -------      ------------     --------       ----------       ---------        -----------
Charles E. Hughes, Jr.........     80,000           36.7%         $10.00         7/30/08          $503,116         $1,274,994
T. Edwin Stinson, Jr..........     40,000           18.4%         $10.00         8/13/08          $251,558         $  637,497
Richard B. Kensler............     20,000            9.2%         $10.00         8/13/08          $125,779         $  318,748
Don D. Roberts................     20,000            9.2%         $10.00         8/13/08          $125,779         $  318,748

---------------------------

(1) The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of the Company's Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

         The following table provides information regarding the options exercised by the Named Executive Officers during fiscal 1998 and the value of options outstanding for such individuals at December 31, 1998:

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES



                                                                       Number of Securities
                                                                            Underlying              Value of Unexercised
                                                                      Unexercised Options at        In-the-Money Options
                                   Shares                                 Fiscal Year End            at Fiscal Year End
                                Acquired on                                Exercisable/                 Exercisable/
      Name                        Exercise      Value Realized             Unexercisable               Unexercisable
--------------------------------------------------------------------------------------------------------------------------
Charles E. Hughes, Jr.               0                $0                     80,000/0                      $0/$0
T. Edwin Stinson, Jr.                0                 0                     0/40,000                      $0/$0
Richard B. Kensler                   0                 0                     0/20,000                      $0/$0
Don D. Roberts                       0                 0                     0/20,000                      $0/$0

                              CERTAIN TRANSACTIONS

         TSJ&A provided consulting services during the organization and formation of the Company. T. Stephen Johnson, Vice-Chairman of the Company, is the Chairman of the Board of TSJ&A and Nancy E. LaFoy, a director of the Company, is the Senior Vice President of TSJ&A. In addition, from time to time, M.G. Sanchez has performed consulting work for TSJ&A. Specific responsibilities undertaken by TSJ&A have included assisting management of the Company in formulating its business plan, conducting a feasibility analysis, drafting proposed administrative and operational procedures, and preparing the necessary regulatory filings for approval of the formation of the Company and the acquisition of the Bank. As compensation for its services, TSJ&A was paid an aggregate of $227,500, which included a finder's fee in connection with the acquisition of the Bank of $137,500 (one percent of the aggregate purchase price).

         The Bank may extend loans from time to time to certain of the Company's and the Bank's directors, their associates and members of the immediate families of the directors and executive officers of the Company. These loans will be made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and will not involve more than the normal risk of collectibility or present other unfavorable features.

                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors was established in 1998 and is responsible for: (i) establishment of the Company's compensation philosophy and policies; (ii) review and approval of pay recommendations for the executive officers of the Company; and (iii) initiation of all compensation actions for the Chief Executive Officer of the Company.

         The Company's compensation policies have been designed to align the financial interests of the Company's management with those of its shareholders, and reflect the nature of the Company by taking into account the Company's operating environment and the expectations for continued growth and enhanced profitability. Compensation for each of the Company's executive officers consists of a base salary, an annual performance bonus and, in some cases, stock options. The Company does not currently provide executive officers with other long term incentive compensation other than the ability to contribute their earnings to the Company's 401(k) Plan.

         The Compensation Committee's philosophy is that the predominant portion of an executive's compensation should be based directly upon the value of long-term incentive compensation in the form of stock ownership or stock option awards. The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in the growth and prosperity of the Company (through grants of stock options), while maintaining other elements of the Company's compensation program at conservative levels, will enable the Company to attract and retain executives with the outstanding management abilities and entrepreneurial spirit which are essential to the Company's ongoing success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their full potential.

         At least annually, the Compensation Committee will review salary recommendations for the Company's executives and then approve such recommendations, with any modifications it deems appropriate. The annual salary recommendations are made under the ultimate direction of the Chief Executive Officer, based on peer group and national industry surveys of total compensation packages, as well as evaluations of the individual executive's past and expected future performance. Similarly, the Compensation Committee fixes the base salary of the Chief Executive Officer based on a review of competitive compensation data, the Chief Executive Officer's overall compensation package, and the Compensation Committee's assessment of his past performance and its expectation as to his future performance in leading the Company.

         The Compensation Committee also determines, based upon the recommendation of the Chief Executive Officer, the annual bonus, if any, to be paid to executive officers (other than the Chief Executive Officer). The amount of each individual bonus is determined based upon an evaluation of such factors as individual performance, increases in the Company's revenue, net income, net income per share and market penetration, as well as the executive's contribution to the Company's performance. The Compensation Committee applies similar criteria in setting the amount of annual bonus, if any, earned by the Chief Executive Officer.

         Stock options represent a substantial portion of compensation for the Company's executive officers. Stock options are granted at the prevailing market price on the date of grant, and thus will only have value if the Company's stock price increases. Generally, grants vest in equal amounts over a period of five years

(although certain special types of grants may vest either immediately or over a shorter period) and executives must be employed by the Company at the time of vesting in order to exercise the options. Grants of stock options generally are based upon the level of the executive's position with the Company and an evaluation of the executive's past and expected future performance. The Compensation Committee believes that dependence on stock options for a significant portion of executives' compensation more closely aligns such executives' interests with those of the Company's shareholders, since the ultimate value of such compensation is linked directly to stock price.

         The Compensation Committee will continually evaluate the Company's compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of the Company's shareholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.


              CLAY M. BIDDINGER   P. BRUCE CULPEPPER   DAVID MCINTOSH


         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Compensation Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the monthly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Nasdaq Market Index and the Nasdaq Financial Index for the period commencing on July 30, 1998 (the date of the Company's initial public offering of Common Stock) and ending December 31, 1998 (the "Measuring Period"). The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on July 30, 1998. The change in cumulative total return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the Measuring Period, assuming dividend reinvestment, and (B) the change in share price between the beginning and end of the Measuring Period, by (ii) the share price at the beginning of the Measuring Period. The Company has not paid any cash dividends.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                  FLORIDA BANKS, INC., NASDAQ MARKET INDEX AND
                             NASDAQ FINANCIAL INDEX

                           7/30/98     8/31/98     9/30/98     10/31/98     11/30/98     12/31/98
Florida Banks, Inc         100.00       83.44       73.62       77.30         76.07        76.07
NASDAQ Financial Index     100.00       81.52       85.74       90.78         93.63        96.70
NASDAQ Market Index        100.00       80.14       91.06       94.88        104.38       118.12


                     ASSUMES $100 INVESTED ON JULY 30, 1998
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING: DEC. 31, 1998

                                 AGENDA ITEM TWO
                 PROPOSAL TO ADOPT EMPLOYEE STOCK PURCHASE PLAN

GENERAL

         On January 22, 1999, the Board of Directors of the Company adopted the Florida Banks, Inc. Employee Stock Purchase Plan (the "Plan") for the benefit of the employees of the Company. Reference is hereby made to the Plan which is attached to this Proxy Statement as Appendix A and incorporated herein by reference. The description contained herein is subject to and qualified by the terms of the Plan contained in Appendix A.

         The Board of Directors believes it is in the best interest of the Company and its employees to implement the Plan and recommends stockholders vote FOR approval of the Plan. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the annual meeting is necessary for approval of the Plan.

         The Company estimates that there are approximately 45 persons eligible to participate in the Plan.

DESCRIPTION OF THE PLAN

         The Plan provides for the sale of not more than 200,000 shares of Common Stock to Eligible Employees of the Company (see "Certain Important Definitions") pursuant to one or more offerings under the Plan.

         The purpose of the Plan is to encourage and enable Eligible Employees of the Company and any of its subsidiaries to acquire a proprietary interest in the Company through the ownership of Common Stock. The Company believes that employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). No employee is required to participate in the Plan.

         From time to time the Company will commence offerings under the Plan and Eligible Employees may become participants under the Plan by electing to participate in the Plan (as provided thereunder) during subscription periods designated by the Stock Option Committee administering the Plan. Eligible Employees may elect to purchase shares through payroll deductions or a lump sum payment. Payroll deductions are installment payments for stock to be purchased by participants and are made in equal amounts throughout the applicable Offer Period specified by the Stock Option Committee. See "Certain Important Definitions."

         The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

         Effective Date. The Effective Date of the Plan is January 22, 1999, the date the Plan was adopted by the Board of Directors. The Plan must be approved by the Company's shareholders within 12 months of the date of adoption by the Board of Directors.

         Certain Important Definitions. Following are certain key definitions under the Plan:

         "Base Pay" means, with respect to any Eligible Employee, the base salary or wages of such Eligible Employee paid by the Company to the Eligible Employee during the Base Pay Determination Period and reported by the Company to the Eligible Employee as "regular earnings."

         "Base Pay Determination Period" means that period of time immediately preceding the applicable Offer Period which includes the same number of regular employee pay dates of the Company as will occur during the applicable Offer Period.

         "Committee" means the Stock Option Committee of the Board of Directors of the Company.

         "Eligible Employee" means a person regularly employed by the Company or a subsidiary (or any predecessor) on the effective date of any offering of stock pursuant to the Plan who has been employed by the Company or a Subsidiary for at least 90 days and who has a customary working schedule of at least 25 hours per week and five months per calendar year; provided, however, that the Board of Directors or the Committee may exclude the employees of any specified subsidiaries from any offering under the Plan.

         "Exercise Date" means the termination date of the applicable Offer Period.

         "Grant Date" means the commencement date of the applicable Offer
Period.

         "Offer Period" means, with respect to any offering of stock under the Plan, the period specified by the Committee during which such offering is effective and outstanding.

         "Options" shall mean the right or rights granted to Eligible Employees to purchase Common Stock under an offering made under the Plan and pursuant to such employees' elections to participate in the offering.

         Shares Reserved for the Plan. The shares of Common Stock to be sold to Eligible Employees under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. The maximum number of shares of Common Stock to be reserved and made available for sale under the Plan shall be 200,000. The shares may be issued and sold pursuant to one or more offerings under the Plan.

         With respect to each offering, the Committee will specify the number of shares to be made available, the period during which Eligible Employees may elect to participate in the offering, the commencement date and the termination date of the applicable Offer Period and such other terms and conditions not inconsistent with the Plan as may be necessary or appropriate.

         In no event may the Offer Period for any offering exceed 27 months from the date the option is granted.

         The maximum number of shares which may be issued and sold under the Plan will be propor tionately increased or decreased, and terms relating to the price at which shares will be sold appropriately adjusted, in the event of a subdivision, combination or reclassification of the Company's Common Stock, as in the opinion of the Board of Directors is appropriate under the circumstances.

         Administration of the Plan. The Plan shall be administered by the Stock Option Committee of the Board of Directors of the Company. The Committee is vested with full authority to make, administer and interpret such equitable rules and regulations regarding the Plan as it deems advisable. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Eligible Employees and any and all persons claiming under or through an Eligible Employee.

         The Committee may request management of the Company to appoint a "Plan Administrator" to carry out the ministerial functions necessary to implement the decisions and actions of the Committee with respect to any offering under the Plan.

         Offerings. The Committee will implement the Plan by authorizing offerings of Common Stock from time to time, but not more than twelve times per year. Participation in any offering under the Plan shall neither limit nor require participation in any other offering except that no employee may have more than one authorization for a payroll deduction in effect simultaneously. No more than one offering will be in effect at any time.

         Participation in the Plan. Options to purchase Common Stock shall be granted to all Eligible Employees of the Company who have elected to participate in an offering as provided under the Plan. The Board of Directors or the Committee may exclude from participation in any offering of Common Stock, in its discretion, highly compensated employees (within the meaning of applicable provisions of the Code).

         No employee may be granted an option under the Plan if such employee, immediately after an option is granted, owns Common Stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company. The determination of stock ownership shall be made in accordance with Section 424(d) of the Code, and stock which an employee may purchase under all outstanding options shall be treated as stock owned by the employee.

         An Eligible Employee may become a participant by completing the form provided by the Company for such purpose in connection with an offering and filing it with the Plan Administrator (or such other person as may be designated by the Company on such form) prior to the commencement date of the applicable offering and in accordance with instructions provided by the Company. In completing such form, the Eligible Employee shall designate the method by which he will pay for the Common Stock subject to his option by either authorizing payroll deductions or electing to make a lump sum payment prior to the termination of the applicable offering. An Eligible Employee may not elect both a payroll deduction and a lump sum payment with respect to the same offering.

         Purchase Price. The Purchase Price for shares of Common Stock purchased pursuant to the Plan will be the lesser of (a) an amount equal to 85% of the fair market value of the Common Stock on the Grant Date, or if no shares were traded on that day, on the last day prior thereto on which shares were traded, or (b) an amount equal to 85% of the fair market value of the Common Stock on the Exercise Date, or if no shares were traded on that day, on the last day prior thereto on which shares were traded. On March 15, 1999, the closing price for the Common Stock, as reported on the Nasdaq National Market, was $7.25 per share.

         Payroll Deductions and Lump Sum Payment. If an Eligible Employee authorizes payroll deductions, such employee shall specify an amount to be deducted from his pay which in the aggregate is not less than 2% and not more than 20% of his Base Pay. Deductions will be made from such employee's pay in equal (or as nearly equal as is practicable) installments on each payday during the time such employee is a participant in the offering. Payroll deductions will commence on the commencement date of the offering and shall end on the termination date of the offering unless sooner terminated by the employee as provided under the Plan.

         If an Eligible Employee elects to make a lump sum payment, the employee shall specify an amount which is not less than 2% and not more than 20% of his Base Pay which such employee intends to pay to the Company in a lump sum prior to the termination date of the applicable offering.

         Payroll deductions and cash payments made by participants shall be credited to each participant's account under the Plan. Except as expressly permitted in the Plan, a participant who has authorized payroll deductions may not make separate cash payments into his account with respect to such offering. Likewise, a participant who has elected to make a lump sum payment may not make cash payments with respect to the offering other than one lump sum payment. However, if for any reason other than termination of employment with the Company, a participant who has authorized payroll deductions during an offering has no pay or his pay is insufficient to permit deduction of the scheduled payroll deductions during a portion of an Offer Period, such participant may, prior to termination of the applicable Offer Period, make a lump sum payment for credit to his account in an amount not greater than the aggregate of the scheduled payroll deductions which were not made.

         A participant may not alter the rate of his payroll deductions for an applicable offering and may not switch between payroll deduction and lump sum payment options.

         Grants of Options. Subsequent to the receipt by the Company of the election forms from all Eligible Employees electing to participate in an offering, each Eligible Employee participating in the offering shall be granted an option to purchase a fixed maximum number of shares determined as follows:

         1. There shall be determined the aggregate amount which would be withheld from the Eligible Employee's pay during the applicable Offer Period in accordance with such employee's authorization for payroll deduction or the amount specified by such employee as the intended amount of such employee's lump sum payment, whichever is applicable;

         2. There shall be determined the figure which represents 85% of the fair market value of the Common Stock on the Grant Date; and

         3. The figure determined in step 1 shall be divided by the figure determined in step 2 and rounded off to the nearest whole number.

         In the event that the total maximum number of shares which Eligible Employees desire to purchase in any applicable offering exceeds the number of shares offered by the Company in such offering, the Company shall reduce the maximum number of shares for which Eligible Employees may be granted options by allotting the shares available in such manner as it shall determine, but generally pro rata, and shall grant options to purchase only for the reduced number of shares. In that event, payroll deductions and the amounts of lump sum payments to be made during the offering shall be reduced accordingly and the Company will give written notice of such reduction to each employee affected.

         On the Grant Date each participating Eligible Employee shall be granted an option to purchase the number of shares as determined above. Notice that an option has been granted shall be given to each participating employee and such notice shall show the maximum number of shares subject to the option and the amount, if any, to be deducted from the employee's pay for each payroll period during the offering or the amount, if any, to be paid by the employee in a lump sum prior to the termination of the offering, whichever is applicable.

         Shares included in any offering in excess of the total number of shares for which options are granted and all shares with respect to which options granted are not exercised shall continue to be reserved for issuance under the Plan and shall be available for inclusion in any subsequent offering.

         Limitations on Number of Options which may be Granted and Shares which may be Purchased. No Eligible Employee may purchase shares under any one offering for an aggregate purchase price in excess of 20% of his Base Pay.

         No Eligible Employee may be granted an option to purchase shares under the Plan if such Eligible Employee, immediately after such option is granted, owns stock or holds options to purchase stock possessing in the aggregate 5% or more of the total combined voting power or value of the capital stock of the Company or any subsidiary of the Company.

         No Eligible Employee may be granted an option to purchase shares which permits his right to purchase stock under the Plan to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of such Common Stock (determined on the Grant Date).

         Exercise of Option. Payroll Deductions. Unless a participant who has authorized payroll deductions with respect to an offering gives written notice to the Company as described below, his option to purchase shares with payroll deductions will be exercised automatically for him on the termination date of the offering for the purchase of the number of whole shares subject to such participant's option which the accumulated payroll deductions and cash payments, if any, in his account at that time will purchase at the applicable option price.

         By written notice to the Company not later than the day prior to such termination date, a participant who has authorized payroll deductions may elect to (1) withdraw all accumulated payroll deductions and cash payments, if any, in his account at the termination date, or (2) exercise his option for a specified number of whole shares less than the number of whole shares subject to such option which the accumulated payroll deductions and cash payments, if any, in his account at the termination date will purchase at the applicable option price. This election will be effective on the termination date of the offering.

         Lump Sum Payments. Unless a participant who has elected to make a lump sum payment with respect to an offering and who has made such lump sum payment (whether or not in the full amount specified by such participant on his election form) gives written notice to the Company as described below, his option to purchase shares with such lump sum payment will be exercised automatically for him on the termination date of the offering, for the purchase of the number of whole shares subject to such participant's option which the amount of such lump sum payment will purchase at the applicable option price. Notwithstanding any written notice given to the Company, in the event that a participant who has elected to make a lump sum payment in an offering has not made such payment (whether or not in the full amount specified by such participant on his election form) prior to the termination date of the offering, his option to purchase shares under the offering will be canceled automatically for him on the termination date of the offering.

         By written notice to the Company not later than the day prior to such termination date, a participant who has elected to make a lump sum payment may elect to (1) withdraw the full amount of the lump sum payment in his account at the termination date, or (2) exercise his option for a specified number of whole shares less than the number of whole shares subject to such option which the amount of the lump sum payment in his account at the termination date will purchase at the applicable option price. Such election will be effective on the termination date of the offering.

         Delivery. As promptly as practicable after the termination of each offering, the Company will deliver to each participant, as appropriate, either
(1) the shares purchased upon the exercise of his option together with a cash payment equal to the balance without interest of any payroll deductions and/or cash payments credited to his account which were not used for the purchase of shares, or (2) a cash payment equal to the total of payroll deductions and/or cash payments credited to his account together with interest on such payments computed as specified under the Plan. No shares purchased upon the exercise of the option may be sold, pledged, assigned, transferred or disposed of in any manner otherwise than by will or by the laws of descent and distribution for a period of six months following the Exercise Date of the Offer Period in which such shares were purchased.

         Withdrawal. A participant may withdraw payroll deductions and/or cash payments credited to his account under the Plan at any time by giving written notice to the Company. All of the participant's payroll deductions and/or cash payments credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay except in accordance with an authorization for a new payroll deduction with respect to a different offering. No additional cash payments will be accepted by the Company for the account of the participant with respect to the offering from which the participant has withdrawn.

         A participant's withdrawal will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company; provided, however, in the event that a participant who is subject to Section 16 under the Securities Exchange Act of 1934 gives notice of withdrawal from an offering under the Plan, or if any such participant who has elected to make a lump sum payment in an offering fails to make such payment prior to the offering termination, then such participant shall be prohibited from participation in another offering under the Plan for a period of at least six months from (1) the date the notice of withdrawal is delivered to the Company or (2) in case of a participant electing to make a lump sum payment and not making such payment, the termination date of the offering.

         Upon termination of a participant's employment for any reason, including retirement, payroll deductions and/or cash payments credited to his account will be returned to him or to such other person or persons entitled to receive such payments in the case of his death, and all options granted to the participant and not previously exercised shall be deemed canceled.

         Payment of Interest. No interest will be paid on withholding accounts; provided, however, that the Company may elect, at its sole discretion, to pay interest at a market rate of interest, as determined in good faith by the Board of Directors in its sole discretion.

         Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash to which the participant is entitled under the Plan in the event of such participant's death prior to delivery to him of such shares and cash. The designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by him, the Company shall deliver such shares and cash to the beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of the participant's death, the Company shall deliver such shares and cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed, to the applicable court having jurisdiction over the administration of such estate.

         Rights as a Stockholder. An Eligible Employee shall have no rights as a stockholder with respect to shares of Common Stock subject to an option under the Plan until the option has been exercised in accordance with the terms of the Plan. A certificate for the shares purchased will be issued as soon as practicable after the termination of the applicable offering. Such shares will be registered in the name of the applicable Eligible Employee.

         Options Not Transferable. Neither an Eligible Employee's options nor the payroll deductions or cash payments credited to an employee's account may be sold, pledged, assigned or transferred in any manner otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Eligible Employee, such options may only be exercised by him or her.

         Application of Funds. All funds received by the Company pursuant to payroll deductions or cash payments authorized in accordance with the terms of the Plan and held by the Company at any time may be used for any valid corporate purpose and will not be maintained in a segregated account. Except as expressly provided in the Plan, participants shall not be entitled to earn interest on any funds held by the Company under the Plan. Until paid over to the Eligible Employee or used to purchase shares in an offering, the amount of each employee's payroll deductions and cash payments in connection with any offering shall represent an indebtedness of the Company to the employee.

         Governmental Approvals or Consents. The Board of Directors of the Company may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules and regulations of any governmental authority and so that Eligible Employees participating in the Plan will be eligible for tax benefits under the Code or the laws of any state.

         Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may any amendment make any change to an option previously granted which would adversely affect the rights of any participant, nor may an amendment be made without prior approval of the Company's stockholders if such amendment would (1) increase the maximum number of shares authorized for sale under the Plan otherwise than as required to reflect a subdivision, a combination or reclassification as provided for in the Plan, or
(2) expand the persons eligible to participate in the Plan beyond the employees of the Company and any of its subsidiaries.

         Limitations on Resale of Common Stock. In addition to the six month holding period for shares purchased in the Plan, affiliates of the Company who purchase shares under the Plan will be restricted in the resale of such securities to transactions which satisfy all of the conditions of Rule 144 under the Securities Act of 1933, as amended (except that no holding period specified in that rule will be applicable to shares purchased under the Plan).

FEDERAL INCOME TAX CONSEQUENCES

         All Options to be granted under the Plan are intended to constitute Options granted pursuant to an "employee stock purchase plan" under Section 423 of the Code.

         Under the provisions of Section 423 of the Code, neither the holder of an option granted pursuant to the plan (an "Option") nor the Company will recognize income, gain, deduction or loss upon the grant of such Option or the purchase of Common Stock pursuant to the exercise of such Option. An optionee generally will be taxed only when the Common Stock acquired upon exercise of his Option is sold or otherwise disposed of in a taxable transaction or the optionee dies while still owning such Common Stock.

         If the optionee sells or disposes of the shares of Common Stock prior to two years from the date the Option was granted and one year from the date of the transfer of such shares to him pursuant to the exercise of his Option, the optionee will recognize ordinary income in the year of such sale or disposition in an amount equal to the difference between the Option exercise price and the fair market value of such shares on the Exercise Date (whether or not that amount of ordinary income is more than the total amount of gain which would otherwise be recognized on such sale or disposition). The optionee's tax basis in the shares will be increased by the amount of ordinary income recognized on such sale or disposition and the Company will be allowed a deduction in that amount. The difference between the optionee's increased basis in such shares and the amount realized by such optionee on the sale or disposition will constitute a capital gain or loss (which will be long-term capital gain or loss if such shares were held by such optionee for more than one year).

         If the optionee holds the shares until after the expiration of two years from the date the Option was granted and one year from the date of the transfer of such shares to him pursuant to the exercise of his Option, in the event of a sale or disposition of such stock, or in the event of the death of the optionee while owning such Common Stock (whether or not such Common Stock has been held until the expiration of such period), the optionee will recognize ordinary income in the year of such death or such sale or disposition, whichever is applicable, in an amount equal to the lesser of (i) the excess of the fair market value of such Common Stock at the time of such death or such sale or disposition over the Option exercise price for such stock, or (ii) the excess of the fair market value of such stock at the time the Option was granted over such Option exercise price. In the case of such a sale or disposition by the optionee (but not in the case of the death of such optionee), the optionee's tax basis in such Common Stock at the time of such sale or distribution will be increased by the amount of ordinary income so realized by the optionee. Any amount realized by such optionee on such sale or disposition in excess of such increased basis will be treated as long-term capital gain.

         All amounts withheld by the Company as payroll deductions authorized under the Plan are taxable to the participant and deductible by the Company as ordinary compensation and will have been subject to federal and state income tax and social security tax withholding. All amounts received by a participant as interest on amounts credited to such participant's account under the Plan (either in the form of payroll deductions or cash payments made to the Company by such participant) will be taxable to such participant as ordinary income.

         The Plan is not qualified under Section 401(a) of the Code.

         The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the Plan and does not purport to be a complete description of all federal income tax aspects of the Plan. Each employee should consult with his or her personal tax advisor regarding federal, state and local tax consequences of participating in the Plan.

         The approval of the holders of a majority of the shares of Common Stock present and voting at the Annual Meeting is necessary to approve the adoption of the Employee Stock Purchase Plan. THE BOARD

OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP has served as independent auditors of the Company for the fiscal year ended December 31, 1998 and have been selected by the Board of Directors to serve as independent auditors of the Company for the fiscal year ending December 31, 1999. Representatives of Deloitte & Touche LLP are expected to be present at the shareholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                           ANNUAL REPORT ON FORM 10-K

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to the Company's Investor Relations Department, 4110 Southpoint Boulevard, Suite 212, Southpoint Square II, Jacksonville, Florida 32216. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to shareholders of record upon request.


                              SHAREHOLDER PROPOSALS

         The deadline for submission of shareholder proposals pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in the Company's proxy statement for the 2000 Annual Meeting of Shareholders is November 25, 1999. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2000 Annual Meeting of Shareholders (but not required to be included in the Company's proxy statement) by February 8, 2000, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.


                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                             By Order of the Board of Directors,



                             /s/ Charles E. Hughes, Jr.
                             -------------------------------------
                             CHARLES E. HUGHES, JR.
                             President and Chief Executive Officer
Jacksonville, Florida
March 25, 1999

                                                                      APPENDIX A


                               FLORIDA BANKS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


1. Purpose. The purpose of the Florida Banks, Inc. Employee Stock Purchase Plan (the "Plan") is to encourage and enable eligible employees of Florida Banks, Inc. (the "Company") and any of its subsidiaries to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under
         Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.       Definitions. The following words or terms have the following meanings:

                  (a) "Plan" shall mean this Florida Banks, Inc. Employee Stock Purchase Plan.

                  (b) "Company" shall mean Florida Banks, Inc., a Florida corporation.

                  (c) "Board of Directors" shall mean the Board of Directors of the Company or the Executive Committee of such Board.

                  (d) "Shares," "Stock" or "Common Stock" shall mean shares of the $.01 par value Common Stock of the Company.

                  (e) "Committee" shall mean the Stock Option Committee of the Board of Directors of the Company.

                  (f) "Subsidiary" shall mean a subsidiary corporation as defined in Section 424(f) of the Code.

                  (g) "Eligible Employee" shall mean a person regularly employed by the Company or a Subsidiary (or any predecessor) on the effective date of any offering of stock pursuant to the Plan who has been employed by the Company or a Subsidiary for at least 90 days and who has a customary working schedule of at least 25 hours per week and five months per calendar year; provided, however, that the Board of Directors may exclude the employees of any specified Subsidiaries from any offering under the Plan.

                  (h) "Offer Period" shall mean, with respect to any offering of Stock hereunder, the period specified by the Board of Directors or the Committee during which such offering is effective and outstanding.

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




                  (i) "Grant Date" shall mean the commencement date of the applicable Offer Period.

                  (j) "Exercise Date" shall mean the termination date of the applicable Offer Period.

                  (k) "Options" shall mean the right or rights granted to Eligible Employees to purchase the Company's Common Stock under an offering made under the Plan and pursuant to such Eligible Employees' elections to participate in such offering.

                  (l) "Fair Market Value" shall mean the closing sales price of the Stock as quoted on the over-the-counter market or, if the Stock is not on such date listed on the over-the-counter market, on the principal market in which such Stock is traded on such date; provided, however, that if the Stock is not actively traded on any market which reports closing sales prices, Fair Market Value shall mean the arithmetic mean of the bid and asked prices for the Stock; provided further that if the Stock is not traded, Fair Market Value shall be determined by the Committee.

                  (m) "Base Pay" shall mean, with respect to any Eligible Employee, the base salary or wages of such Eligible Employee paid by the Company to the Eligible Employee during the Base Pay Determination Period and reported by the Company to the Eligible Employee as "regular earnings."

                  (n) "Base Pay Determination Period" shall mean that period of time immediately preceding the applicable Offer Period which includes the same number of regular employee pay dates of the Company as will occur during the applicable Offer Period.

3. Shares Reserved for Plan. The Shares of the Company's Common Stock to be sold to Eligible Employees under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. The maximum number of Shares which shall be reserved and made available for sale under the Plan shall be 200,000. The Shares reserved may be issued and sold pursuant to one or more offerings under the Plan. With respect to each offering, the Board of Directors, or the Committee, will specify the number of Shares to be made available, the commencement date and the termination date of the applicable Offer Period, and such other terms and conditions not inconsistent with the Plan as may be necessary or appropriate. In no event shall the Offer Period for any offering exceed 27 months from the date the option is granted.

                  In the event of a subdivision, combination or reclassification of the Company's Shares, the maximum number of Shares which may thereafter be issued and sold under the Plan and the number of Shares subject to options to purchase at the time of such subdivision, combination or reclassification will be proportionately increased or decreased, the terms relating to the price at which Shares subject to options to purchase will be sold will be appropriately adjusted, and such other action will be taken as in the opinion of the Board of Directors is appropriate under the circumstances.

4. Administration of the Plan. Except as otherwise provided herein, the Plan shall be administered by the Committee. Subject to the provisions of Paragraph 6, the Committee shall be vested with full authority to make, administer and interpret such equitable rules and regulations regarding the Plan as it may deem advisable. Except as otherwise provided herein, any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Eligible Employees and any and all persons claiming under or through an Eligible Employee.

                  The Committee may act by a majority vote at a regular or special meeting of the Committee or by decision reduced to writing and signed by a majority of the members of the Committee without holding a formal meeting. Vacancies in the membership of the Committee shall be filled by the Board of Directors.

                  The Committee may request that the management of the Company appoint a "Plan Administrator" to carry out the administrative and ministerial functions necessary to implement the determinations, decisions and actions of the Committee with respect to any offering under the Plan.

5. Offerings. The Plan will be implemented by offerings made by the Company from time to time as determined by the Committee, but in any event not more than twelve times per year. Participation in any offering under the Plan shall neither limit nor require participation in any other offering, except that no employee may have more than one authorization for a payroll deduction in effect simultaneously. No offering under this Plan shall run concurrently with any other offering under this Plan.

6. Participation in the Plan. (a) Options to purchase the Company's Common Stock under the Plan shall be granted only to Eligible Employees. With respect to any offering under the Plan, options to purchase Shares shall be granted to all Eligible Employees of the Company and its Subsidiaries (other than any Subsidiary whose employees have been excluded from such offering by the Board of Directors) who have elected to participate in such offering as provided hereunder; provided, however, that the Board of Directors may determine that any offering of Common Stock under the Plan will not be extended to highly compensated employees (within the meaning of Section 414(q) of the Code) of the Company or its Subsidiaries and provided further that in no event may an employee be granted an option under this Plan if such employee, immediately after the option is granted, owns Stock possessing five percent or more of the total combined voting power or value of all classes of capital stock of the Company or any Subsidiary.

         (b) For the purposes of determining stock ownership under this Paragraph 6, the rules of Section 424(d) of the Code shall apply and Stock which the employee may purchase under all outstanding options (whether or not granted under this Plan) shall be treated as Stock owned by the employee. Any decision relating to whether to include or exclude any highly compensated employee of the Company pursuant to this Paragraph 6 shall be made only by the Board of Directors or the Committee.

         (c) An Eligible Employee may become a participant by completing the form provided by the Company for such purpose in connection with the applicable offering and filing it with the Plan Administrator (or such other person as may be designated by the Company on such form) prior to the commencement date of the applicable offering. In completing such form, the Eligible Employee shall designate the method by which he will pay for the Shares subject to his option by either authorizing a payroll deduction as provided herein or electing to make a lump sum payment prior to the termination of the applicable offering. An Eligible Employee may not elect both a payroll deduction and a lump sum payment with respect to the same offering.

         (d) With respect to any offer hereunder, each participating Eligible Employee shall have the same rights and privileges subject to the limitations set forth in Paragraph 10; provided, that the use of Base Pay (which varies among Eligible Employees) as the basis for determining the number of Shares for which an Eligible Employee may be granted an option shall not be construed to create a difference in such rights and privileges so long as each Eligible Employee has the right to elect the same percentage of his Base Pay as a payroll deduction or a lump sum payment under Paragraph 8.

7. Purchase Price. The purchase price for Shares purchased pursuant to the Plan will be the lesser of (a) an amount equal to 85% of the Fair Market Value of the Stock on the Grant Date, or if no Shares were traded on that day, on the last day prior thereto on which Shares were traded; or (b) an amount equal to 85% of the Fair Market Value of the Stock on the Exercise Date, or if no Shares were traded on that day, on the last day prior thereto on which Shares were traded.

8. Payroll Deductions and Lump Sum Payment. (a) If in the form filed pursuant to Paragraph 6(c) a participant authorizes a payroll deduction, such participant shall specify an amount which, in the aggregate during such offering, is not less than 2 percent and not more than 20 percent of his Base Pay which will be deducted from his pay in equal (or as nearly equal as is practicable) installments on each payday during the time he is a participant in such offering. Payroll deductions for a participant shall commence on the commencement date of the offering to which the authorization for a payroll deduction is applicable and shall end on the termination date of such offering unless sooner terminated by the participant as provided in Paragraph 13.

         (b) If in the form filed pursuant to Paragraph 6(c) a participant elects to make a lump sum payment, such participant shall specify an amount which is not less than 2 percent and not more than 20 percent of his Base Pay which such participant intends to pay to the Company in a lump sum prior to the termination of the applicable offering in payment of the Shares subject to his option.

         (c) All payroll deductions made for a participant and all cash payments made by a participant shall be credited to his account under the Plan. Except as otherwise provided herein, a participant who has authorized payroll deductions with respect to an offering may not make any separate cash payment into such account with respect to such offering. A participant who has elected to make a lump sum payment instead of payroll deductions with respect to an offering may not make any cash payment with respect to such offering other than a lump sum payment.

         (d) If for any reason other than the termination of the participant's employment subject to Paragraph 13(c), a participant who has authorized payroll deductions with respect to an offering has no pay or his pay is insufficient (after other authorized deductions) to permit deduction of his scheduled payroll deductions hereunder during a portion of the Offer Period, such participant may, prior to the termination of the applicable Offer Period, make a lump sum payment for credit to his account in an amount not greater than the aggregate of the scheduled payroll deductions or portions thereof which were not made.

         (e) A participant may discontinue his participation in the Plan as provided in Paragraph 13, but no other change can be made during an offering and, specifically, a participant may not alter the rate of his payroll deductions for that offering and may not switch between the payroll deduction and lump sum payment options.

9. Grants of Options. Subject to the limitations set forth below in this Paragraph 9 or in Paragraph 10, each Eligible Employee participating in an offering shall be granted an option to purchase a fixed maximum number of Shares determined by the following procedure:

                  Step 1 - Determine (a) the aggregate amount which would be withheld from the Eligible Employee's pay during the applicable Offer Period in accordance with such Eligible Employee's authorization for a payroll deduction or (b) the amount specified by such Eligible
                              Employee as the intended amount of such
                              Eligible Employee's lump sum payment,
                              whichever is applicable;

                  Step 2 - Determine the figure which represents 85% of the Fair Market Value on the Grant Date;


                  Step 3 - Divide the figure determined in Step 1 by the figure determined in Step 2 and round off the quotient to the nearest whole number. Subject to the limitations set forth herein, this final figure shall be the fixed maximum number of Shares for which the Eligible Employee may be granted an option to purchase under the applicable offering.

         In the event the total maximum number of Shares for which options would otherwise be granted in accordance with this Paragraph 9 under any offering hereunder exceeds the number of Shares offered, the Company shall allot the Shares available among the Eligible Employees in such manner as it shall determine, but generally pro rata, and shall grant options to purchase only for a reduced number of Shares instead of the maximum number otherwise determined by the procedure set forth above. In such event, the payroll deductions and the amounts of the lump sum payments to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each employee affected thereby.

         On the Grant Date each participating Eligible Employee shall be granted an option to purchase the number of Shares determined under this Paragraph 9, subject to the limitations set forth in Paragraph 10. Notice that an option has been granted shall be given to each participating Eligible Employee and such notice shall show the maximum number of Shares subject to such option and the amount, if any, to be deducted from the Eligible Employee's pay for each payroll period during the applicable Offer Period or the amount, if any, to be paid by the Eligible Employee in a lump sum prior to the termination of the applicable Offer Period, whichever is applicable.

         All Shares included in any offering under the Plan in excess of the total number of Shares for which options are granted hereunder and all Shares with respect to which options granted hereunder are not exercised shall continue to be reserved for the Plan and shall be available for inclusion in any subsequent offering under the Plan.

10. Limitations Of Number Of Options Which May Be Granted And Shares Which May Be Purchased. The following limitations shall apply with respect to the number of Shares for which each Eligible Employee who elects to participate in an offering under the Plan may be granted an option hereunder:

                         (1) No Eligible Employee may purchase Shares under any one offering pursuant to the Plan for an aggregate purchase price in excess of 20% of his Base Pay; and

                         (2) No Eligible Employee shall be granted an option to purchase Shares under the Plan if such Eligible Employee immediately after such option is granted, owns stock or holds options to purchase stock possessing in the aggregate five percent (5%) or more of the total combined voting power or value of the capital stock of the Company or of any Subsidiary (under the rules set forth in Section 424(d) of the Code); and

                         (3) No Eligible Employee may be granted an option to purchase Shares which permits his right to purchase Stock under the Plan and all other stock option plans of the Company and of any Subsidiary pursuant to Section 423 of the Code to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of such Stock (determined on the Grant Date).

11. Exercise of Option. (a) Payroll Deductions. (1) Unless a participant who has authorized payroll deductions with respect to the applicable offering gives written notice to the Company as hereinafter provided, his option to purchase Shares with payroll deductions made during such offering will be exercised automatically for him on the termination date of the applicable offering, for the purchase of the number of whole Shares subject to such participant's option which the accumulated payroll deductions and cash payments, if any, in his account at that time will purchase at the applicable option price.

         (2) By written notice to the Company not later than the day prior to the termination date of the applicable offering, a participant who has authorized payroll deductions may elect, effective on the termination date of such offering, to:

                (i) Withdraw all the accumulated payroll deductions and cash payments, if any, in his account at the termination date; or

               (ii) Exercise his option for a specified number of whole Shares less than the number of whole Shares subject to such option which the accumulated payroll deductions and cash payments, if any, in his account at the termination date will purchase at the applicable option price.

         (b) Lump Sum Payments. (1) Unless a participant who has elected to make a lump sum payment with respect to an offering and who has made such lump sum payment (whether or not in the full amount specified by such participant on the form filed pursuant to Paragraph 6(c)) with respect to the applicable offering gives written notice to the Company as hereinafter provided, his option to purchase Shares with such lump sum payment will be exercised automatically for him on the termination date of the applicable offering, for the purchase of the number of whole Shares subject to such participant's option which the amount of such lump sum payment will purchase at the applicable option price. Notwithstanding the terms of any written notice given to the Company pursuant to Paragraph 11(b)(2), in the event that a participant who has elected to make a lump sum payment with respect to an offering has not made such lump sum payment (whether or not in the full amount specified by such participant on the form filed pursuant to Paragraph 6(c)) prior to the termination date of such offering, his option to purchase Shares under such offering will be canceled automatically for him on the termination date of such offering.

         (2) By written notice to the Company not later than the day prior to the termination date of the applicable offering, a participant who has elected to make a lump sum payment may elect, effective on the termination date of such offering, to:

                (i) Withdraw the full amount of the lump sum payment in his account at the termination date; or

               (ii) Exercise his option for a specified number of whole Shares less than the number of whole Shares subject to such option which the amount of the lump sum payment in his account at the termination date will purchase at the applicable option price.

12. Delivery and Holding Period. As promptly as practicable after the termination of each offering, the Company will deliver to each participant, as appropriate, either the Shares purchased upon the exercise of his option together with a cash payment equal to the balance without interest of any payroll deductions and/or cash payments credited to his account during such offering which were not used for the purchase of Shares, or (2) a cash payment equal to the total of payroll deductions and/or cash payments credited to his account together with interest on such payments computed as specified hereunder. No Shares purchased upon the exercise of the option may be sold, pledged, assigned, transferred or disposed of in any manner otherwise than by will or by the laws of descent and distribution for a period of six months following the Exercise Date of the Offer Period in which such Shares were purchased.

13. Withdrawal. (a) A participant may withdraw payroll deductions and/or cash payments credited to his account under the Plan at any time by giving written notice to the Company. All of the participant's payroll deductions and/or cash payments credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay except in accordance with an authorization for a new payroll deduction filed with respect to a different offering in accordance with Paragraph 6(c) and no additional cash payment(s) will be accepted by the Company for the account of the participant with respect to such offering.

         (b) A participant's withdrawal will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company; provided, however, in the event that a participant who is subject to Section 16 under the Securities Exchange Act of 1934, as amended, gives notice of withdrawal from an offering hereunder, or if any such participant who has elected to make a lump sum payment hereunder fails to make such payment prior to termination of the applicable offering, then such participant shall be prohibited from participation in another offering under the Plan for a period of at least six months from (i) the date such notice of withdrawal is delivered to the Company or (ii) in case of a participant electing to make a lump sum payment and not making such payment, the termination date of the offering.

         (c) Upon termination of the participant's employment for any reason, including retirement, the payroll deductions and/or cash payments credited to his account will be returned to him, or, in the case of his death, to the person or persons entitled thereto under Paragraph 15 and all options granted to such participant hereunder and not previously exercised shall be deemed canceled.

14. Interest. No interest will be payable on withholding accounts; provided, however, that the Company may elect, at its sole discretion, to pay interest on such withholding accounts at a market rate of interest, as determined in good faith by the Board of Directors in its sole discretion.

15. Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any Shares and cash to the participant's credit under the Plan in the event of such participant's death prior to delivery to him of such Shares and cash. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Shares and cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Shares and cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company shall deliver such Shares and cash to the applicable court having jurisdiction over the administration of such estate. No designated beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the Shares or cash credited to the participant under the Plan.

16. Rights As Stockholder. An Eligible Employee shall have no rights as a stockholder with respect to Shares subject to an option until such option has been exercised with respect to such Shares in connection with the terms hereunder. A certificate for the Shares purchased will be issued as soon as practicable after the termination of the applicable offering. Such Shares will be registered in the name of the applicable Eligible Employee.

17. Options Not Transferable. Neither an Eligible Employee's options nor the payroll deductions or cash payments credited to such Eligible Employee's account may be sold, pledged, assigned or transferred in any manner otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Eligible Employee, such options may only be exercised by him or her. If this provision is violated the right of the Eligible Employee to exercise such options shall terminate and the only right remaining hereunder with respect to such options and such payroll deductions and cash payments will be to have paid over to the person entitled thereto the amount then credited to the Eligible Employee's account.

18. Application of Funds. All funds received by the Company pursuant to payroll deductions or cash payments authorized or made in accordance with the terms hereof and held by the Company at any time may be used for any valid corporate purpose and will not be maintained in a segregated account. Except as expressly provided herein, participants shall not be entitled to earn interest on any such funds held by the Company hereunder. Until paid over to the applicable Eligible Employee or used to purchase Shares as provided hereunder, the amount of each Eligible Employee's payroll deductions and cash payments in connection with any applicable offering shall represent an indebtedness of the Company to such Eligible Employee.

19. Governmental Approvals or Consents. The Plan shall not be effective unless it is approved by the stockholders of the Company within 12 months after the Plan is adopted by the Board of Directors of the Company. The Plan and any offerings and sales to Eligible Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. The Board of Directors of the Company may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the

         Plan will comply with the rules and regulations of any governmental authority and so that Eligible Employees participating in the Plan will be eligible for tax benefits under the Code or the laws of any state.

20. Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant nor may an amendment be made without prior approval of the stockholders of the Company if such amendment would:

         (1) Increase the maximum number of shares authorized under Paragraph 3 for sale under the Plan otherwise than as required to reflect a subdivision, a combination or a reclassification as provided in Paragraph 3 hereof; or

         (2) Change the designation of corporations whose employees are eligible to participate in the Plan; provided that the exclusion from an offering of the employees of a Subsidiary of the Company at the direction of the Committee shall not constitute such an amendment requiring shareholder approval.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Chief Financial Officer of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                              FLORIDA BANKS, INC.

    The undersigned shareholder(s) of Florida Banks, Inc., a Florida corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 25, 1999, and hereby appoints Charles E. Hughes, Jr. and T. Edwin Stinson, Jr. and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of Florida Banks, Inc. to be held on Friday, April 23, 1999 at 11:00 a.m. Eastern Time, at the Clarion Hotel and Conference Center, 2101 Dixie Clipper Road, Jacksonville, Florida, 32218, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

    (1) To elect three directors to the Board of Directors to serve for a term of three years and until their successors are elected and qualified:

[ ] FOR all nominees listed below (except as indicated to the contrary below)
[ ] WITHHOLD authority to vote for all nominees

     NOMINEES: T. Stephen Johnson, J. Malcolm Jones, Jr. and Nancy E. LaFoy

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

--------------------------------------------------------------------------------

    (2) To approve the adoption of the Employee Stock Purchase Plan.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    (3) To vote in accordance with their best judgment with respect to any other matters which may properly come before the meeting or any adjournment or adjournments thereof.

    PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted FOR the election of the named director nominee and as the proxies deem advisable on such other matters as may come before the meeting.

                                                 Dated:                   , 1999
                                                    ----------------------------

                                                 -------------------------------
                                                            Signature

                                                 -------------------------------
                                                            Signature

                                                 (This Proxy should be marked,
                                                 dated, and signed by the
                                                 shareholder(s) exactly as his
                                                 or her name appears hereon, and
                                                 returned promptly in the
                                                 enclosed envelope. Persons
                                                 signing in a fiduciary capacity
                                                 should so indicate. If shares
                                                 are held by joint tenants or as
                                                 community property, both should
                                                 sign.)